Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

Fourth-Quarter and Full-Year 2007 Results

NEW YORK, February 26, 2008 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported its results for the fourth-quarter and full-year 2007.

2007 Highlights

•	Distributable Earnings of $505.5 million or $1.27 per Adjusted Class A share for the 2007 fourth quarter, and $643.9 million or $1.61 per Adjusted Class A share for the 2007 full year

•	2007 fourth-quarter dividend of $1.20 per Class A share paid in February 2008 to holders of record on December 31, 2007

•	Assets under management of $33.4 billion as of December 31, 2007, 48% higher than as of December 31, 2006

•	2007 full-year Och-Ziff Funds segment revenues of $1.1 billion, 17% higher than the 2006 full year

•	Reinvestment of $1.6 billion in after-tax proceeds from initial public offering and share sale to Dubai International Capital, which positions Och-Ziff to capitalize on numerous opportunities globally

For the fourth-quarter and full-year ended December 31, 2007, Och Ziff reported a GAAP net loss of $774.6 million and $915.0 million, respectively. For the period of November 14, 2007 (the date of the Company’s initial public offering, or “IPO”) through December 31, 2007, Och-Ziff reported a GAAP net loss of $826.6 million, or $11.15 per basic and diluted Class A share.

The fourth-quarter and full-year 2007 GAAP net losses resulted primarily from expenses of $3.3 billion associated with the Company’s reorganization in connection with its IPO. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries that were granted to the Company’s pre-IPO owners in exchange for their pre-IPO interests. These units vest annually over the next five years. Accordingly, the Company will reflect these charges in its GAAP statements of operations over a five-year period through 2012, which is expected to result in a GAAP net loss in each of these years. Once vested, these units may be exchanged on a one-to-one basis for the Company’s publicly held Class A shares. In addition, all of the Company’s employees received Class A restricted stock units in connection with the IPO, which will vest annually over the next four years. These equity grants are being expensed as they vest and are recorded as a non-cash amortization charge. The full-year 2007 GAAP net loss also resulted from cash distributions in the third quarter of 2007 by the Company to its pre-IPO owners using proceeds from its $750 million term loan.

“The completion of our IPO and concurrent investment from Dubai International Capital should enable us to capitalize on numerous growth opportunities worldwide while further aligning the interests of our partners and employees with our fund investors and our new public company shareholders,” said Daniel Och, Chairman and Chief Executive Officer of Och-Ziff. “We now have increased financial flexibility and an enhanced international profile to build on our success of delivering new investment opportunities to our fund investors.”

Och-Ziff’s Distributable Earnings for the fourth-quarter and full-year ended December 31, 2007 was $505.5 million, or $1.27 per Adjusted Class A share, and $643.9 million, or $1.61 per Adjusted Class A share, respectively. Distributable Earnings is a supplemental non-GAAP financial measure used by the Company’s management to determine the after-tax amount available to distribute as dividends to holders of the Company’s Class A shares and to the Company’s partners assuming all Group A Units and restricted stock units were converted on a one-to-one basis to Class A shares (“Adjusted Class A shares”). Distributable Earnings is equal to Economic Income of the Och-Ziff Funds segment less adjusted income taxes. These adjusted income taxes were calculated assuming all Group A Units and restricted stock units were converted on a one-to-one basis to Class A shares. Distributable Earnings per Share is equal to Distributable Earnings divided by the number of Adjusted Class A shares. For present and future periods, the Company’s management believes that Distributable Earnings provides a meaningful basis for comparison of the after-tax operating performance of the Och-Ziff Funds segment, which represents substantially all of the Company’s business. For a reconciliation of the Company’s fourth-quarter and full-year 2007 Och-Ziff Funds segment Economic Income to Distributable Earnings for the corresponding periods, please see Exhibit 8 of the financial tables that accompany this release.

Och-Ziff’s assets under management were $33.4 billion as of December 31, 2007, up 48% compared to December 31, 2006 assets under management of $22.6 billion. The $10.8 billion increase was driven by net inflows and appreciation as the Company’s funds delivered strong absolute returns despite volatile market conditions in the third and fourth quarters of 2007. The increase included the fourth-quarter reinvestment by the Company’s partners of the $1.6 billion in after-tax proceeds from the Company’s IPO and share sale to Dubai International Capital, which were principally invested in the OZ Global Special Investments Master Fund.

Assets under management by fund are as follows:

	As of December 31,		2007 vs. 2006
(dollars in billions)	2007	2006	% Change (4)
OZ Master Fund	19.8	15.4	28%
OZ Europe Master Fund	6.4	3.5	84%
OZ Asia Master Fund (1)	3.9	2.3	65%
OZ Global Special Investments Master Fund (2)	2.1	0.2	NM
Other (3)	1.2	1.2	0%

(1)	Includes investment of $0.1 billion in after-tax proceeds from the Company’s Class A share sales
(2)	Includes investment of $1.5 billion in after-tax proceeds from the Company’s Class A share sales
(3)	Includes OZ Capital Structure Arbitrage and Real Estate Funds, and managed accounts
(4)	Rounding differences may occur

The net returns, volatility and Sharpe Ratios of the OZ Master Fund compared with the S&P 500 are detailed in the table below as of December 31, 2007. OZ Master Fund includes every strategy and geography in which the Company’s funds invest. Och-Ziff’s ability to generate consistent returns with low levels of volatility relative to the capital markets, and also to preserve fund capital when markets decline, are hallmarks of Och-Ziff’s investment approach and key points of competitive differentiation for the Company.

Summary Performance Statistics (1)

	As of December 31, 2007
	1 Year	3 Years	5 Years	Strategy Inception
Net Annualized Return
OZ Master Fund, Ltd.	11.5%	11.7%	13.9%	16.5%
S&P 500 Index	5.5%	8.6%	12.8%	11.0%
Correlation of OZ Master Fund to S&P 500 Index	0.60	0.60	0.57	0.45
Volatility
Master Fund Standard Deviation (Annualized)	3.8	3.1	3.3	5.0
S&P 500 Index Standard Deviation (Annualized)	9.7	7.8	8.6	14.0
Sharpe Ratio
Master Fund	1.63	2.30	3.16	2.41
S&P 500 Index	0.01	0.50	1.09	0.47

(1)	Please see important disclosures on Exhibit 11 of the Financial Supplement accompanying this release.

“Our focus on delivering consistent, positive risk-adjusted returns throughout market cycles led to strong absolute net returns in our funds despite extremely volatile market conditions in 2007,” said Mr. Och. “This, in turn, resulted in strong growth in our assets under management, as we benefited from fund investors being increasingly attracted to our investment approach during uncertain market conditions. Our results also reflect the benefits of the diversification of our strategy and well-established global presence, which we have been cultivating for a number of years. We believe that we can accelerate our growth through the continued expansion of our private investment platforms and private portfolio, which we expect to become meaningful contributors to our earnings power over time. We accomplished a number of initiatives in 2007 that we believe will benefit our business over the long term, and we are excited about our growth prospects in 2008 and beyond.”

SUMMARY RESULTS OF THE OCH-ZIFF FUNDS SEGMENT

The Och-Ziff Funds segment is currently the Company’s only reportable operating segment. This segment provides management and advisory services to the Company’s funds and separately managed accounts, excluding the real estate funds.

The Company’s other operations are currently comprised of its real estate business, which manages and provides advisory services to its real estate funds. This business is currently not a significant part of the Company’s overall operations and is not included in the results of the Och-Ziff Funds segment or the performance measure for that segment.

The performance measure for the Och-Ziff Funds segment is Economic Income, which the Company’s management uses to evaluate the overall performance of the Och-Ziff funds and make operating decisions for the segment. Management believes that investors should review the same performance measure that it uses to analyze the Company’s segment performance. Economic income does not include income allocations and distributions paid to partners, profit-sharing allocations to the Ziffs, charges related to the Company’s IPO, or partners’ and others’ interests in the Company’s operating subsidiaries. For a reconciliation of fourth-quarter and full-year 2007 and 2006 Economic Income to the GAAP net income (loss) for the corresponding periods, please see Exhibits 3 through 6 of the financial tables that accompany this release.

Segment Revenues

Fourth-quarter segment revenues were $763.7 million, up 4% compared to 2006 fourth-quarter segment revenues of $733.5 million. Management fees were $135.1 million, up 53% from 2006 fourth-quarter management fees of $88.1 million. Incentive fees were $625.3 million, down 3% from 2006 fourth-quarter incentive fees of $642.3 million.

Full-year 2007 segment revenues were $1.1 billion, up 17% compared to 2006 full-year segment revenues of $960.1 million. Management fees were $476.9 million, up 57% from 2006 full-year management fees of $302.8 million. Incentive fees were $637.2 million, down 2% from the 2006 full-year incentive fees of $651.5 million.

In both periods, the increase in management fees was driven by the 48% year-over-year increase in assets under management. The slight decline in incentive fees occurred as the impact of a larger asset base was offset by lower performance of the Och-Ziff funds.

Segment Expenses

Compensation and Benefits

Fourth-quarter 2007 compensation and benefit expenses were $167.2 million, up 14% from 2006 fourth-quarter compensation and benefit expenses of $146.2 million. Full-year 2007 compensation and benefit expenses were $214.7 million, up 16% from 2006 full-year compensation and benefit expenses of $185.0 million.

The year-over-year increase for both the 2007 fourth quarter and full year were driven principally by increased headcount due to asset growth and the infrastructure needed to support becoming a public company.

Non-Compensation Expenses

Fourth-quarter 2007 non-compensation expenses were $30.9 million, up 129% from 2006 fourth-quarter non-compensation expenses of $13.5 million. The increase from the 2006 fourth quarter was driven primarily by interest expense on the Company’s $750 million term loan, as well as higher business development, technology and insurance costs.

Full-year 2007 non-compensation expenses were $99.7 million, up 116% from 2006 full-year non-compensation expenses of $46.2 million. This increase was driven primarily by the interest expense on the Company’s $750 million term loan, as well as higher professional services fees and technology costs.

Segment Economic Income

Fourth-quarter 2007 economic income totaled $565.6 million, essentially unchanged from 2006 fourth-quarter economic income of $573.8 million. The fourth-quarter 2007 margin, which is fourth-quarter segment economic income divided by fourth-quarter segment revenues, was 74%, four percentage points lower than the 78% margin in the 2006 fourth quarter. The margin decrease was primarily attributable to increased compensation expense due to headcount growth and interest expense on the Company’s $750 million term loan.

Full-year 2007 segment economic income totaled $811.1 million, up 11% from full-year 2006 segment economic income of $729.0 million. The full-year 2007 margin was 72%, down four percentage points from the 2006 margin of 76%. The margin decrease was primarily attributable to increased compensation expenses due to headcount growth, increased professional services costs and interest expense on the Company’s $750 million term loan.

CAPITAL

As of December 31, 2007, Class A shares outstanding totaled 74.1 million. For purposes of calculating Distributable Earnings, all Group A Units and restricted stock units are assumed converted at the beginning of the year on a one-to-one basis to Class A shares, for total adjusted Class A shares outstanding of 399.2 million.

DIVIDENDS

On February 4, 2008, the Board of Directors of Och-Ziff declared a fourth-quarter dividend of $1.20 per Class A share, payable to holders of record at the close of business on December 31, 2007. The dividend was paid on February 12, 2008.

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Och-Ziff will host a conference call today, February 26, 2008, at 10:00 a.m. ET to discuss the Company’s fourth-quarter and full-year 2007 results. The call will be open to the public and can be accessed by dialing 888-679-8035 (callers inside the U.S.) or 617-213-4848 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 10955828. A simultaneous webcast of the call will be available to the public on a listen-only basis on the Company’s website, www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing 888-286-8010 (callers inside the U.S.) or 617-801-6888 (callers outside the U.S.), passcode 48657697, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website.

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Forward-Looking Statements

The information contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of Och-Ziff Capital Management Group (the “Company”) with respect to, among other things, the Company’s future financial or business performance, events, strategies or expectations, including but not limited to its ability to generate returns and preserve capital and its ability to expand our investment platforms. Such forward-looking statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “opportunity,” “assume,” “remain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical performance of the Company and its subsidiaries and on current plans, estimates and expectations of the Company and its subsidiaries. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to global and domestic market and business conditions, the Company’s ability to successfully compete for fund investors, talent and investment opportunities, successful execution of its business and growth strategies, the Company’s ability to appropriately manage conflicts of interest, and tax and other regulatory factors relevant to the Company’s structure and status as a public company, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s registration statement on Form S-1 (registration no. 333-144256). Any forward-looking statements contained in this press release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Tokyo, Bangalore and Beijing. Och-Ziff’s funds seek to deliver consistent positive, risk-adjusted returns with a strong focus on risk management and capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including merger arbitrage, convertible arbitrage, equity restructuring, credit and distressed credit investments, private equity and real estate. As of February 1, 2008, Och-Ziff had approximately $33.0 billion in assets under management for over 700 investor relationships. For more information, please visit www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

Steve Bruce or Chuck Dohrenwend

The Abernathy MacGregor Group, for Och-Ziff Capital Management Group

212-371-5999

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated and Combined Statements of Operations (Unaudited)

(dollars in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues
Management fees	$136,419	$3,452	$317,756	$13,739
Incentive income	625,275	15,851	632,690	15,851
Other revenues	3,341	1,068	11,637	3,801
Income of consolidated Och-Ziff funds	5,156	323,965	539,892	972,442

Total Revenues	770,191	344,336	1,501,975	1,005,833

Expenses
Compensation and benefits	176,825	119,187	238,331	168,961
Allocations to non-equity partner interests	85,060	140,767	574,326	277,711
Reorganization expenses	3,333,396	—	3,333,396	—
Profit sharing	2,232	71,205	106,644	97,977
Interest expense	11,430	307	24,240	1,183
General, administrative and other	23,718	14,234	83,241	48,515
Expenses of consolidated Och-Ziff funds	1,201	124,370	343,135	495,621

Total Expenses	3,633,862	470,070	4,703,313	1,089,968

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	67,120	—	118,335	—
Net gains of consolidated Och-Ziff funds	16,201	1,147,395	2,352,290	3,290,175

Total Other Income	83,321	1,147,395	2,470,625	3,290,175

Income (Loss) before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	(2,780,350)	1,021,661	(730,713)	3,206,040
Income taxes	48,614	17,097	63,963	23,327

Income (Loss) before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	(2,828,964)	1,004,564	(794,676)	3,182,713
Partners’ and others’ interests in income of consolidated subsidiaries	2,054,412	(551,547)	(120,350)	(2,594,706)

Net Income (Loss)	$(774,552)	$453,017	$(915,026)	$588,007

	November 14, 2007 through December 31, 2007
Net Loss	$(826,559)

Net Loss per Class A Share
Basic and Diluted	$(11.15)

Weighted Average Class A Shares Outstanding
Basic and Diluted	74,138,572

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Och-Ziff Funds Segment Economic Income (Unaudited)

(dollars in thousands)

	Quarter Ended December 31,		% Change
	2007	2006	4Q07 vs 4Q06
Segment Revenues
Management fees	$135,108	$88,105	53%
Incentive income	625,275	642,295	-3%
Other revenues	3,304	3,073	8%

Total Segment Revenues	763,687	733,473	4%

Segment Expenses
Compensation and benefits	167,186	146,219	14%
Non-compensation expenses	30,890	13,476	129%

Total Segment Expenses	198,076	159,695	24%

Segment Economic Income	$565,611	$573,778	-1%

	Year Ended December 31,		% Change
	2007	2006	2007 vs 2006
Segment Revenues
Management fees	$476,907	$302,835	57%
Incentive income	637,243	651,498	-2%
Other revenues	11,391	5,788	97%

Total Segment Revenues	1,125,541	960,121	17%

Segment Expenses
Compensation and benefits	214,736	184,962	16%
Non-compensation expenses	99,723	46,174	116%

Total Segment Expenses	314,459	231,136	36%

Segment Economic Income	$811,082	$728,985	11%

See Exhibits 3 through 6 for reconciliations of Och-Ziff Funds Segment Economic Income to total Company GAAP Net Income (Loss).

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Segment Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Quarter Ended December 31, 2007
	Segment Economic Income	Other Operations	Reconciling Adjustments (1)
			Funds Consolidation	Other Adjustments		Total Company
Revenues
Management fees	$135,108	$1,311	$—	$—		$136,419
Incentive income	625,275	—	—	—		625,275
Other revenues	3,304	37	—	—		3,341
Income of consolidated Och-Ziff funds	—	5,081	75	—		5,156

Total Revenues	763,687	6,429	75	—		770,191

Expenses
Compensation and benefits	167,186	2,598	—	7,041	(a) (b)	176,825
Allocations to non-equity partner interests	—	69	—	84,991	(c)	85,060
Reorganization expenses	—	—	—	3,333,396	(d)	3,333,396
Profit sharing	—	23	—	2,209	(e)	2,232
Interest expense	11,430	—	—	—		11,430
General, administrative and other	19,460	3,191	—	1,067	(f)	23,718
Expenses of consolidated Och-Ziff funds	—	1,138	63	—		1,201

Total Expenses	198,076	7,019	63	3,428,704		3,633,862

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	135	66,985	(g)	67,120
Net gains of consolidated Och-Ziff funds	—	16,218	(17)	—		16,201

Total Other Income	—	16,218	118	66,985		83,321

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	565,611	15,628	130	(3,361,719)		(2,780,350)
Income taxes	—	8	—	48,606	(f)	48,614

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	565,611	15,620	130	(3,410,325)		(2,828,964)
Partners’ and others’ interests in income of consolidated subsidiaries	—	(22,933)	(130)	2,077,475	(f)	2,054,412

Net Income (Loss)	$565,611	$(7,313)	$—	$(1,332,850)		$(774,552)

(1)	See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Segment Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Quarter Ended December 31, 2006
	Segment Economic Income	Other Operations	Reconciling Adjustments (1)			Total Company
			Funds Consolidation	Other Adjustments
Revenues
Management fees	$88,105	$1,311	$(85,964)	$—		$3,452
Incentive income	642,295	—	(626,444)	—		15,851
Other revenues	3,073	23	(2,028)	—		1,068
Income of consolidated Och-Ziff funds	—	2,791	321,174	—		323,965

Total Revenues	733,473	4,125	(393,262)	—		344,336

Expenses
Compensation and benefits	146,219	1,449	—	(28,481	) (a) (b)	119,187
Allocations to non-equity partner interests	—	22	—	140,745	(c)	140,767
Profit sharing	—	7	—	71,198	(e)	71,205
Interest expense	307	—	—	—		307
General, administrative and other	13,169	107	—	958	(f)	14,234
Expenses of consolidated Och-Ziff funds	—	1,154	123,216	—		124,370

Total Expenses	159,695	2,739	123,216	184,420		470,070

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(80,610)	80,610	(g)	—
Net gains of consolidated Och-Ziff funds	—	37,430	1,109,965	—		1,147,395

Total Other Income	—	37,430	1,029,355	80,610		1,147,395

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	573,778	38,816	512,877	(103,810)		1,021,661
Income taxes	—	71	—	17,026	(f)	17,097

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	573,778	38,745	512,877	(120,836)		1,004,564
Partners’ and others’ interests in income of consolidated subsidiaries	—	(38,670)	(512,877)	—		(551,547)

Net Income (Loss)	$573,778	$75	$—	$(120,836)		$453,017

(1)	See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Segment Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Year Ended December 31, 2007
	Segment Economic Income	Other Operations	Reconciling Adjustments (1)
			Funds Consolidation	Other Adjustments		Total Company
Revenues
Management fees	$476,907	$5,245	$(164,396)	$—		$317,756
Incentive income	637,243	—	(4,553)	—		632,690
Other revenues	11,391	246	—	—		11,637
Income of consolidated Och-Ziff funds	—	11,436	528,456	—		539,892

Total Revenues	1,125,541	16,927	359,507	—		1,501,975

Expenses
Compensation and benefits	214,736	3,513	—	20,082	(a) (b)	238,331
Allocations to non-equity partner interests	—	734	—	573,592	(c)	574,326
Reorganization expenses	—	—	—	3,333,396	(d)	3,333,396
Profit sharing	—	227	—	106,417	(e)	106,644
Interest expense	24,240	—	—	—		24,240
General, administrative and other	75,483	3,678	—	4,080	(f)	83,241
Expenses of consolidated Och-Ziff funds	—	2,664	340,471	—		343,135

Total Expenses	314,459	10,816	340,471	4,037,567		4,703,313

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(186,445)	304,780	(g)	118,335
Net gains of consolidated Och-Ziff funds	—	14,929	2,337,361	—		2,352,290

Total Other Income	—	14,929	2,150,916	304,780		2,470,625

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	811,082	21,040	2,169,952	(3,732,787)		(730,713)
Income taxes	—	111	—	63,852	(f)	63,963

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	811,082	20,929	2,169,952	(3,796,639)		(794,676)
Partners’ and others’ interests in income of consolidated subsidiaries	—	(27,873)	(2,169,952)	2,077,475	(f)	(120,350)

Net Income (Loss)	$811,082	$(6,944)	$—	$(1,719,164)		$(915,026)

(1)	See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Segment Economic Income to GAAP Net Income (Loss) (Unaudited)

(dollars in thousands)

	Year Ended December 31, 2006
	Segment Economic Income	Other Operations	Reconciling Adjustments (1)			Total Company
			Funds Consolidation	Other Adjustments
Revenues
Management fees	$302,835	$5,245	$(294,341)	$—		$13,739
Incentive income	651,498	—	(635,647)	—		15,851
Other revenues	5,788	41	(2,028)	—		3,801
Income of consolidated Och-Ziff funds	—	8,476	963,966	—		972,442

Total Revenues	960,121	13,762	31,950	—		1,005,833

Expenses
Compensation and benefits	184,962	4,129	—	(20,130	) (a) (b)	168,961
Allocations to non-equity partner interests	—	212	—	277,499	(c)	277,711
Profit sharing	—	69	—	97,908	(e)	97,977
Interest expense	1,183	—	—	—		1,183
General, administrative and other	44,991	260	—	3,264	(f)	48,515
Expenses of consolidated Och-Ziff funds	—	1,587	494,034	—		495,621

Total Expenses	231,136	6,257	494,034	358,541		1,089,968

Other Income
Earnings on investments in and deferred income receivable from Och-Ziff funds	—	—	(240,372)	240,372	(g)	—
Net gains of consolidated Och-Ziff funds	—	37,430	3,252,745	—		3,290,175

Total Other Income	—	37,430	3,012,373	240,372		3,290,175

Income (Loss) Before Income Taxes and Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	728,985	44,935	2,550,289	(118,169)		3,206,040
Income taxes	—	246	—	23,081	(f)	23,327

Income (Loss) Before Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	728,985	44,689	2,550,289	(141,250)		3,182,713
Partners’ and others’ interests in income of consolidated subsidiaries	—	(44,417)	(2,550,289)	—		(2,594,706)

Net Income (Loss)	$728,985	$272	$—	$(141,250)		$588,007

(1)	See Exhibit 7 for a description of the adjustments made to arrive at total Company GAAP Net Income (Loss).

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Och-Ziff Funds

Segment Economic Income to GAAP Net Income (Loss)

Funds Consolidation

Economic Income reflects incentive income, management fees and other revenues earned from each of the Company’s funds, excluding real estate, and from the managed accounts. The impacts of the consolidation and related eliminations of the Company’s funds are not included in Economic Income. Incentive income and management fees not eliminated in consolidation prior to January 1, 2007 are related to the Company’s managed accounts, which are not consolidated by the Company. The Company deconsolidated substantially all of the Och-Ziff funds, excluding the real estate funds, throughout 2007.

Other Adjustments

(a) Economic Income recognizes deferred cash compensation expense in the period in which it is granted as the Company determines the total amount of the compensation based on the Company’s performance in the year of the grant. Under GAAP, deferred cash compensation expense is recognized over the requisite service period.

(b) Economic Income excludes non-cash equity compensation granted to employees at the time of the IPO and grants made to the Company’s board of directors. Additionally, the fair value of bonuses paid in non-cash equity is recognized in the period in which they are granted.

(c) Economic Income excludes allocations to non-equity partner interests as the Company reviews the performance of the Och-Ziff Funds segment before making any allocations to its non-equity partners for periods prior to the reorganization. For such periods, income allocations to the Company’s partners, other than Mr. Och, were treated as expenses for GAAP purposes. Following the reorganization, only allocations of earnings on previously deferred income allocations to non-equity partner interests will be incurred.

(d) Economic Income excludes reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the Company’s owners prior to the IPO into Och-Ziff Operating Group A Units.

(e) Economic Income excludes the profit sharing expense related to the Ziffs’ interest in the Company as the Company reviews the performance of the Och-Ziff Funds segment before allocating profit sharing expense for periods prior to the reorganization. Following the reorganization, only profit sharing expense related to earnings on previously deferred profit sharing allocations will be incurred.

(f) Economic Income excludes depreciation, income taxes and partners’ and others’ interests in income of consolidated subsidiaries as the Company does not review these items in determining the performance of the Och-Ziff Funds segment.

(g) Economic Income excludes the earnings on deferred income receivable from Och-Ziff funds and earnings on investments in the Och-Ziff funds as these amounts relate to earnings on amounts due to affiliates and employees that continue to be held in the Och-Ziff Funds.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Och-Ziff Funds Segment Economic Income to Distributable Earnings (Unaudited)

(dollars in thousands, except share and per share amounts)

	Quarter Ended December 31, 2007	Year Ended December 31, 2007
Economic Income	$565,611	$811,082
Adjusted income taxes (1)	(60,100)	(167,148)

Distributable Earnings	$505,511	$643,934

Distributable earnings	$505,511	$643,934
Adjusted Class A shares (1)	399,197,675	399,197,675

Distributable Earnings Per Share	$1.27	$1.61

(1)	Assumes the conversion of 311,099,524 Och-Ziff Operating Group A Units held by the Company’s partners and the Ziffs and 13,959,579 Restricted Stock Units into Class A Shares on a one-to-one basis and that all of these shares were outstanding for each period presented.

Exhibit 9

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement

(dollars in millions)

	Year Ended December 31,
	2007	2006	2005	2004
Total Assets Under Management (1)
Beginning of Period Balance	$22,621	$15,627	$11,251	$5,748
Net Inflows	7,591	4,135	3,117	4,569
Appreciation (2)	3,175	2,859	1,259	934

End of Period Balance	$33,387	$22,621	$15,627	$11,251

Total Assets Under Management by Fund
OZ Master Fund	$19,771	$15,449	$12,001	$9,292
OZ Europe Master Fund	6,416	3,481	1,887	1,149
OZ Asia Master Fund	3,852	2,332	605	—
OZ Global Special Investments Master Fund	2,082	195	43	—
Och-Ziff Funds—Net Returns (3)
OZ Master Fund	11.5%	14.8%	8.8%	11.1%
OZ Europe Master Fund	14.8%	22.3%	15.7%	9.3%
OZ Asia Master Fund	12.2%	14.0%	14.2%	—
OZ Global Special Investments Master Fund	17.2%	13.9%	0.2%	—

(1)	Includes deferred incentive income receivable from the offshore funds and amounts invested by the Company, its partners and certain other affiliated parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation reflects the aggregate capital appreciation for the entire period from January 1 to December 31 and is presented on a total return basis, net of all fees and expenses (except incentive compensation on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Management and incentive fees vary by product. Past performance is no guarantee of future results.
(3)	Fund performance reflects a composite of the monthly return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive compensation on certain unrealized special investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

Exhibit 10

Returns of OZ Master Fund During Negative

Return Months of S&P 500 Index

Year	Number of Months of Negative Returns of S&P 500	Total Return of S&P 500 During Negative Return Months	Total Return of OZ Master Fund During Negative Return Months of S&P 500

1994	3	-8.5%	1.7%
1995	1	-0.4%	0.1%
1996	2	-6.4%	3.9%
1997	3	-13.1%	4.0%
1998	3	-17.2%	-2.7%
1999	5	-11.8%	6.2%
2000	8	-27.1%	12.0%
2001	6	-33.2%	0.4%
2002	8	-41.9%	-5.0%
2003	3	-5.2%	4.6%
2004	3	-6.4%	1.1%
2005	5	-8.7%	0.7%
2006	1	-2.9%	0.5%
2007	5	-11.6%	1.4%

Distribution of Net Monthly Returns since April 1, 1994

Total net return for the OZ Master Fund, Ltd. (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses paid by the Fund, and include the reinvestment of all dividends and income. Performance includes gains and losses attributable to Special Investments and “new issues,” which are not available in all tranches. Tranches that do not participate in Special Investments or “new issues” or that have different management fees may experience materially different returns. Past performance is no guarantee of future results.

For the period from 1994 through 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel S. Och following an investment strategy that is substantially similar to that of the Fund. In addition, during this period performance was calculated by deducting management fees on a quarterly basis and incentive fees on a monthly basis. Beginning January 1998, performance has been calculated by deducting both management fees and incentive fees on a monthly basis from the composite returns of the Fund.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the Fund has performed during periods of declines in the broad equity market. It should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Please note that the Fund’s investment objective is not to beat the S&P 500 Index. Furthermore, the Fund performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 11

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

2007 Fund Performance

(dollars in millions)

	2007 Monthly Returns (1)
	January	February	March	April	May	June	July	August	September	October	November	December	FY2007
Och-Ziff Funds—Net Returns
OZ Master Fund	1.97%	1.31%	1.38%	1.81%	2.40%	0.19%	-0.49%	-0.96%	0.95%	2.07%	-0.32%	0.67%	11.48%
OZ Europe Master Fund	1.57%	1.35%	1.84%	2.70%	2.85%	0.83%	0.22%	-0.64%	1.25%	1.25%	-0.58%	1.32%	14.81%
OZ Asia Master Fund	2.69%	0.48%	0.37%	2.96%	2.67%	0.09%	-1.00%	-2.08%	0.43%	2.84%	0.12%	2.12%	12.17%
OZ Global Special Investments Master Fund	1.89%	1.42%	1.06%	2.93%	1.44%	0.83%	-0.40%	-0.54%	1.72%	3.11%	1.97%	0.61%	17.19%
S&P 500 Index—Total Return	1.51%	-1.96%	1.12%	4.43%	3.49%	-1.66%	-3.10%	1.50%	3.74%	1.59%	-4.18%	-0.69%	5.49%

SUMMARY PERFORMANCE STATISTICS
As of December 31, 2007
	1 Year	3 Years	5 Years	Strategy Inception
Net Annualized Return
OZ Master Fund, Ltd.	11.5%	11.7%	13.9%	16.5%
S&P 500 Index	5.5%	8.6%	12.8%	11.0%
Correlation of OZ Master Fund to S&P 500 Index (2)	0.60	0.60	0.57	0.45
Volatility (3)
Master Fund Standard Deviation (Annualized)	3.8	3.1	3.3	5.0
S&P 500 Index Standard Deviation (Annualized)	9.7	7.8	8.6	14.0
Sharpe Ratio (4)
Master Fund	1.63	2.30	3.16	2.41
S&P 500 Index	0.01	0.50	1.09	0.47

(1)	Fund performance reflects a composite of the monthly return for the feeder funds comprising each master fund and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive compensation on certain unrealized private investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns.

Past performance is no guarantee of future results.

You should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 performance relative to the Fund’s performance should not be considered an indication of how the Fund will perform relative to the S&P 500 in the future. Please note that the Fund’s investment objective is not to beat the S&P.

(2)	Correlation to the returns of the S&P 500 Index represents a statistical measure of the degree to which the return of one portfolio is correlated to the return of another. It is expressed as a factor that ranges from -1.0 (perfectly inversely correlated) to +1.0 (perfectly positively correlated).
(3)	Standard deviation is a statistical measure of the degree to which an individual value in a distribution tends to vary from the mean of the distribution.
(4)	Sharpe Ratio represents a measure of the investment returns as adjusted for risk. The Sharpe Ratio is calculated by subtracting a “risk-free” rate from the composite returns, and dividing that amount by the standard deviation of the returns. A higher Sharpe Ratio indicates a portfolio that generates a return that is higher than would be expected for the level of risk in the portfolio as compared to the risk-free rate. The risk-free rate is three-month LIBOR.